UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

comScore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release announcing an investor call during which certain operational and non-quantitative financial information for comScore, Inc. (“comScore” or the “Company”) for the six month period ended June 30, 2016 as well as forward-looking statements relating to the full year ending December 31, 2016 is expected to be discussed.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed in the section titled “Executive Leadership Update” and “Employment Arrangement with David Chemerow” in Item 7.01, including Exhibits 10.1 and 10.2 referenced therein, of this Current Report on Form 8-K are incorporated by reference to this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

Internal Investigation

As previously disclosed, on February 19, 2016, the Audit Committee (the “Audit Committee”) of the comScore Board of Directors (the “Board”) received a message regarding certain potential accounting matters. In response, the Audit Committee immediately commenced a review of the matters with the assistance of King & Spalding LLP, as independent counsel to the Audit Committee, and AlixPartners, LLP, as forensic accountants. As a result, the Company was not in a position to timely file its Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (the “Form 10-Q” and collectively with the Form 10-K, the “Reports”) until after the completion of the Audit Committee’s review and subsequent procedures by the Company’s independent public accounting firm.

The Audit Committee is investigating, among other things, the issues raised by the message. The internal investigation is substantially complete, and the Audit Committee has identified certain areas of potential concern, including with respect to certain accounting and disclosure practices and controls that the Company, with input from its consultants and counsel, is further analyzing. The accounting transactions at issue mainly relate to certain non-monetary transactions. The Company has not yet concluded whether any of these or other transactions of concern were incorrectly recorded at the time of the transactions.

Based on the results to date of the investigation by the Audit Committee, its independent outside counsel, and its forensic accountants, the Company is also reviewing certain of its policies and procedures with a view toward improved disclosure and accounting practices. The Company has retained additional third-party accounting consultants to further advise management and review the information collected as part of the investigation so the Company is in a position to file all required periodic reports, including the Reports, with the Securities and Exchange Commission as soon as practicable.

Executive Leadership Update

In light of the results of the investigation, and in an effort to both improve the Company’s ability to file the Reports and to reinforce management capacity and oversight, the Board appointed co-founder Gian M. Fulgoni, age 68, as Chief Executive Officer. Mr. Fulgoni currently serves as Chairman Emeritus, a role he has held since 2014, and he will continue to serve on the Board. Mr. Fulgoni previously served as the Company’s Executive Chairman of the Board from 1999 to March 2014 and has been a member of the Board since 1999. In addition to his role with the Company, Mr. Fulgoni has also served on the board of directors of PetMed Express, Inc. (NASDAQ:PETS) since 2002 and previously served on its board from August 1999 through November 2000.

Concurrently with the appointment of Mr. Fulgoni, the Company implemented certain additional strategic changes to its executive leadership. Serge Matta will remain a member of the Board, and will serve as Executive Vice Chairman and Advisor to the Chief Executive Officer with focus on the Company’s innovation, technology and product development.

William P. Livek, comScore’s Executive Vice Chairman and President, who previously served as the Chief Executive Officer of Rentrak Corporation (“Rentrak”) and led the development of Rentrak’s next-generation TV audience measurement model, will assume strategic and day-to-day responsibility for the expansion of the Company’s TV, cross-platform and movies measurement businesses.

In addition, the Company appointed David Chemerow, age 65, as its Chief Financial Officer (“CFO”). Mr. Chemerow has most recently served as the Company’s Chief Revenue Officer since January 2016. Immediately prior to that, Mr. Chemerow was the Chief Operating Officer, Chief Financial Officer and Secretary of Rentrak from October 2009 until Rentrak was merged into comScore in January 2016. Melvin Wesley III, who most recently served as the Company’s CFO, will serve as Executive Vice President and will remain with the Company to assist in the Company’s transition of the CFO duties to Mr. Chemerow.

These personnel changes became effective on August 5, 2016. Messrs. Chemerow, Matta and Livek will report directly to Mr. Fulgoni, and Mr. Wesley will report to Mr. Chemerow. The Board has full confidence in the revised management structure and in the executives’ service in these new roles.

The Company issued a press release on August 10, 2016 announcing the foregoing, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Employment Arrangement with David Chemerow

In connection with Mr. Chemerow’s appointment as the CFO, the Company agreed to certain revised employment terms with Mr. Chemerow (the “CFO Employment Terms”). Under the CFO Employment Terms, as approved by the Compensation Committee (the “Compensation Committee”) of the Board, Mr. Chemerow will be paid a base salary of $345,000 per year. Mr. Chemerow will also continue to be eligible for the Company’s standard benefits programs.

Pursuant to the CFO Employment Terms, the Compensation Committee has authorized the grant of restricted stock of 35,000 shares of the Company to Mr. Chemerow in connection with his promotion to CFO. One-fourth (1/4th) of the number of shares subject to the restricted stock award shall vest on each subsequent one-year anniversary of his hiring until all such shares have vested, subject on each such date to Mr. Chemerow’s continued status as a service provider of the Company at the time of each vesting date.

Also pursuant to the CFO Employment Terms, Mr. Chemerow will be eligible to participate in the Company’s 2016 Executive Compensation Bonus Policy consistent with other executive officers of the Company and his roles and responsibility when such policy is established. Due to the delay in the Reports, the Compensation Committee has not yet established terms of the 2016 Executive Compensation Bonus Policy as of the date hereof.

Change of Control and Severance Arrangements

Mr. Chemerow shall also be a party to the Company’s form of change of control and severance agreement for executive officers (the “Change of Control and Severance Agreement”) consistent with the Company’s prior terms with its CFO. The Change of Control and Severance Agreement has a three-year initial term with automatic one-year renewals thereafter, and an automatic 12-month extension following the date of a change in control (as such term is defined in the Change of Control and Severance Agreement) of the Company.

The Change of Control and Severance Agreement provides that if the Company terminates Mr. Chemerow’s employment without cause (as such term is defined in the Change of Control and Severance Agreement), or Mr. Chemerow resigns from such employment for good reason (as such term is defined in the Change of Control and Severance Agreement), then, subject to his compliance with certain post-employment covenants, he would be eligible to receive (i) payment of all accrued but unpaid vacation, expense reimbursements, wages and other benefits due under the Company’s plans, policies and arrangements; (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if his severance period exceeds the permitted COBRA participation period) until the earlier of the expiration of his severance period or the date that he becomes covered under a similar plan; and (iii) the following salary payment, depending on the time of termination:

Time of Termination or Resignation	Additional Salary Benefit

Prior to a change of control

If employed as CFO for under 2 years, continuing payments at a rate equal to his annual base salary then in effect, for 6 months following termination, to be paid periodically in accordance with our normal payroll policies.

If employed as CFO for 2 years or more, continuing payments at a rate equal to his annual base salary then in effect, for 1.25 years following termination, to be paid periodically in accordance with our normal payroll policies.

On or within 12 months after a change in control	A lump sum payment (less applicable withholding taxes) equal to 1.25 of his annual base salary in effect immediately prior to his termination date or, if greater, at the level in effect immediately prior to the change in control.

Further, if Mr. Chemerow is terminated without cause, resigns for good reason, or remains employed by or continues to provide services to the Company through the one-year anniversary of a change in control, the Change of Control and Severance Agreement provides that all of his then outstanding and unvested equity awards will vest in full.

In the event that the payments or benefits under the Change of Control and Severance Agreement would (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code or (ii) would subject Mr. Chemerow to the excise tax imposed by Section 4999 of the Code, Mr. Chemerow would receive such payment as would entitle him to receive the greatest “after-tax” benefit.

Indemnification Agreement

Mr. Chemerow has also entered into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”). Pursuant to the Indemnification Agreement, the Company agrees to indemnify Mr. Chemerow against certain liabilities that may arise by reason of his status or service as CFO and to advancement of his expenses incurred as a result of any proceeding as to which he may be indemnified. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and is in addition to any other rights Mr. Chemerow may have under the Company’s amended and restated certificate of incorporation, bylaws and applicable law.

The foregoing descriptions of the Change of Control and Severance Agreement and the Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Change of Control and Severance Agreement and the form of Indemnification Agreement, copies of which are incorporated by reference herewith as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein and any written employment agreement or offer letter that the Company enters into with Mr. Chemerow.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1(1)	Form of Change of Control and Severance Agreement (Exhibit 10.1)

10.2(2)	Form of Indemnification Agreement for directors and executive officers (Exhibit 10.1)

99.1	Press release dated August 10, 2016

(1)	Incorporated by reference to the exhibits to the Company’s Quarterly Report on Form 10-Q, filed October 29, 2014 (File No. 001-33520). The number given in parentheses indicates the corresponding exhibit number in such Form 10-Q.
(2)	Incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-1, as amended, dated June 26, 2007 (No. 333-141740). The number given in parentheses indicates the corresponding exhibit number in such Form S-1.

Disclaimer of Filing

Except as otherwise indicated in this Current Report on Form 8-K, the information in Items 2.02 and 7.01 is furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1, and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, including, without limitation, comScore’s expectations as to the timing and outcome of its internal investigation, the filing of its periodic reports, including the Reports, and the Company’s expected financial and operational results for the six months ended June 30, 2016 and the full year ended December 31, 2016.

The statements are based on management’s current expectations, estimates and projections, are not guarantees of future outcomes or performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, the discovery of additional information relevant to the internal review; the conclusions of the Audit Committee (and the timing of the conclusions) concerning matters relating to the internal review; the timing of the review by, and the conclusions of, the Audit Committee, the Board and the Company’s independent public accounting firm regarding the internal review and comScore’s financial statements; and the risk that the completion and filing of the Reports will take longer than expected.

The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for the period ended December 31, 2014, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site ( http://www.sec.gov ).

Stockholders of the Company are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this disclosure, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin EVP, General Counsel and Chief Privacy Officer

Date: August 10, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1(1)	Form of Change of Control and Severance Agreement (Exhibit 10.1)

10.2(2)	Form of Indemnification Agreement for directors and executive officers (Exhibit 10.1)

99.1	Press release dated August 10, 2016

(1)	Incorporated by reference to the exhibits to the Company’s Quarterly Report on Form 10-Q, filed October 29, 2014 (File No. 001-33520). The number given in parentheses indicates the corresponding exhibit number in such Form 10-Q.
(2)	Incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-1, as amended, dated June 26, 2007 (No. 333-141740). The number given in parentheses indicates the corresponding exhibit number in such Form S-1.